UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
______________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2012
______________________
State Street Corporation
(Exact name of registrant as specified in its charter)
______________________

Massachusetts	001-07511	04-2456637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Lincoln Street Boston, Massachusetts	02111
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (617) 786-3000
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
At State Street Corporation's annual meeting of shareholders held on May 16, 2012, State Street's shareholders approved the amended and restated 2006 equity incentive plan. The purpose of the plan is to advance State Street's interests by providing for the grant to plan participants of equity-based awards. The amended and restated plan, among other things, increases by 15.5 million the number of shares of State Street's common stock that may be delivered in satisfaction of awards under the plan. The amended and restated plan had previously been approved by State Street's board of directors, and its effectiveness was subject to shareholder approval.

The provisions of the amended and restated plan are described in the proxy statement for State Street's 2012 annual meeting under “Item 3-Approval of Amended and Restated 2006 Equity Incentive Plan,” which description is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference. The description of the amended and restated plan is qualified in its entirety by reference to the complete text of the plan, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.2 and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 16, 2012, State Street Corporation held its annual meeting of shareholders for the following purposes:

•	to elect twelve directors;

•	to approve an advisory proposal on executive compensation;

•
to approve the amended and restated 2006 equity incentive plan to, among other things, increase by 15.5 million the number of shares of State Street's common stock that may be delivered in satisfaction of awards under the plan; and

•	to ratify the selection of Ernst & Young LLP as State Street's independent registered public accounting firm for the year ending December 31, 2012.
The shareholders voted to elect the twelve director nominees, to approve the advisory proposal on executive compensation, to approve the amended and restated 2006 equity incentive plan and to ratify the selection of the independent registered public accounting firm.
The number of votes cast for or against and the number of abstentions and broker non-votes, as applicable, in connection with each matter presented for shareholder consideration at the meeting, are set forth below:

Election of Directors

	For	Against	Abstain	Broker Non-Votes
Kennett F. Burnes	401,307,279	985,805	1,082,160	29,410,214

Peter Coym	400,950,806	1,346,996	1,077,442	29,410,214

Patrick de Saint-Aignan	400,898,051	1,442,431	1,034,762	29,410,214

Amelia C. Fawcett	392,637,725	9,659,867	1,077,652	29,410,214

David P. Gruber	397,381,004	4,890,528	1,103,712	29,410,214

Linda A. Hill	391,396,077	10,954,577	1,024,590	29,410,214

Joseph L. Hooley	389,428,236	12,900,122	1,046,886	29,410,214

Robert S. Kaplan	393,242,840	9,043,693	1,088,711	29,410,214

Richard P. Sergel	391,717,674	10,582,154	1,075,416	29,410,214

Ronald L. Skates	398,856,536	3,409,776	1,108,932	29,410,214

Gregory L. Summe	396,966,470	5,369,736	1,039,038	29,410,214

Robert E. Weissman	387,839,403	14,484,467	1,051,374	29,410,214

Other Matters

	For	Against	Abstain	Broker Non-Votes
Advisory proposal on executive compensation	350,410,307	49,887,689	3,077,248	29,410,214

Approval of the amended and restated 2006 equity incentive plan to, among other things, increase by 15.5 million the number of shares of State Street's common stock that may be delivered in satisfaction of awards under the plan	336,381,138	65,817,703	1,176,403	29,410,214

Ratification of the selection of Ernst & Young LLP as State Street's independent registered public accounting firm for the year ending December 31, 2012	424,325,358	7,221,492	1,238,608	*
* - Not applicable

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Text of “Item 3 - Approval of Amended and Restated 2006 Equity Incentive Plan” from the proxy statement for State Street's 2012 annual meeting of shareholders.

99.2	2006 Equity Incentive Plan as Amended and Restated (2012).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

	By:	/s/ David C. Phelan
	Name:	David C. Phelan
	Title:	Executive Vice President and General Counsel
Date: May 22, 2012

EXHIBIT INDEX

Number	Description

99.1	Text of “Item 3 - Approval of Amended and Restated 2006 Equity Incentive Plan” from the proxy statement for State Street's 2012 annual meeting of shareholders.

99.2	2006 Equity Incentive Plan as Amended and Restated (2012).